Exhibit 10.23
EXECUTION COPY

TAX BENEFITS PRESERVATION PLAN
BETWEEN
CENTERLINE HOLDING COMPANY
AND
COMPUTERSHARE TRUST COMPANY, N.A.
DATED AS OF MARCH 5, 2010

Page

Article I. DEFINITIONS	2

1.1 Definitions	2

Article II. APPOINTMENT, COMPENSATION, INDEMNIFICATION AND DUTIES OF RIGHTS AGENT; SURVIVAL	7

2.1 Appointment of Rights Agent	7

2.2 Compensation of Rights Agent	7

2.3 Indemnification of Rights Agent	7

2.4 Duties of Rights Agent	7

2.5 Change of Rights Agent	9

2.6 Survival	10

Article III. ISSUANCE OF RIGHTS AND RIGHT CERTIFICATES; FORM OF RIGHT CERTIFICATES; DUE AUTHORIZATION AND EXECUTION OF RIGHT CERTIFICATES; REGISTRATION OF RIGHT CERTIFICATES	10

3.1 Issuance of Rights; Evidence of Rights	11

3.2 Form of Right Certificates	12

3.3 Due Authorization and Execution of Right Certificates	13

3.4 Registration of Right Certificates	13

Article IV. TRANSFER AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES	13

4.1 Transfer and Exchange of Right Certificates	13

4.2 Mutilated, Destroyed, Lost or Stolen Certificates	14

Article V. EXERCISE OF RIGHTS	14

5.1 Exercise Period	14

5.2 Obligations of Rights Agent and Company Upon Exercise	14

5.3 Record Holder of Issued Series B Shares	15

5.4 New Rights Certificate	15

5.5 Termination of Rights	15

5.6 Condition to Transfer	16

Article VI. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES	16

6.1 Cancellation of Right Certificates	16

6.2 Destruction of Right Certificates	16

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(continued)

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Article VII. RESERVATION AND AVAILABILITY OF SERIES B SHARES; LISTING OF SERIES B SHARES; REGISTRATION OF SERIES B SHARES; COMPLIANCE WITH SECURITIES LAWS; DUE AUTHORIZATION OF SERIES B SHARES; PAYMENT OF TAXES AND OTHER GOVERNMENTAL CHARGES	17

7.1 Reservation and Availability of Series B Shares	17

7.2 Listing of Series B Shares	17

7.3 Registration of Series B Shares; Compliance with Securities Laws	17

7.4 Due Authorization of Series B Shares	18

7.5 Payment of Taxes and Other Governmental Charges	18

Article VIII. ADJUSTMENT OF PURCHASE PRICE; NUMBER AND KIND OF SHARES OR NUMBER OF RIGHTS	18

8.1 Adjustment of Purchase Price	18

8.2 Computation of Current Market Price	19

8.3 Rights Issued Subsequent to Adjustments	21

8.4 Company Election to Defer Issuance	21

8.5 Additional Reductions in Purchase Price	21

8.6 Preservation of Rights	21

Article IX. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES	21

9.1 Certificate of Adjusted Purchase Price or Number of Shares	22

Article X. FRACTIONAL RIGHTS AND FRACTIONAL SHARES	22

10.1 Fractions of Rights	22

10.2 Fractions of Series B Shares	22

10.3 Fractions of Existing Shares	22

10.4 Waiver of Right to Receive Fractional Rights or Fractional Shares	23

Article XI. AGREEMENT OF HOLDERS OF RIGHTS	23

11.1 Agreement of Holders of Rights	23

Article XII. HOLDER OF A RIGHT CERTIFICATE NOT DEEMED A SHAREHOLDER	23

12.1 Holder of a Right Certificate Not Deemed a Shareholder	23

Article XIII. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT	24

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(continued)

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TAX BENEFIT PRESERVATION PLAN, dated as of March 5, 2010 (this “Agreement”), between Centerline Holding Company, a Delaware statutory trust (the “Company”) and Computershare Trust Company, N.A., a federally chartered trust company, as the rights agent (the “Rights Agent”).
Preliminary Statement
The Company expects to enter into a purchase and sale agreement, by and among C-III Capital Partners LLC (“Newco”), on the one hand, and the Company and certain of its subsidiaries, on the other hand, pursuant to which Newco will acquire (i) the Company’s assets comprising the former ARCap Investors LLC business and certain other assets and (ii) newly issued Special Shares (as defined below) representing an approximately twenty percent (20%) fully diluted ownership interest in the Company, for an aggregate purchase price equal to (a) approximately $50,000,000 in cash and (b) the assumption of approximately $60,000,000 of the Company’s senior secured debt obligations (the “Island Sale”).
In addition, the Company will enter into (i) various agreements with certain of its equity holders, lenders, creditors and claimants to restructure certain of its other outstanding debt obligations and (ii) a management agreement with an affiliate of Newco pursuant to which it will provide executive management services to the Company (the “Restructuring”, and together with the Island Sale, the “Transaction”).
The Company’s corporate subsidiary, Centerline Capital Group, Inc. and its subsidiaries have generated certain Tax Benefits for United States federal income tax purposes, such Tax Benefits may potentially provide valuable benefits to the Company, and the Company desires to avert an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended, (the “Code”) and the Treasury Regulations promulgated thereunder and to preserve its ability to utilize such Tax Benefits. In furtherance of such objective, and as a condition to consummating the Transaction, the Company desires to enter into this Agreement.
On March 5, 2010, the board of trustees of the Company (the “Board”) delegated to the Rights Plan Evaluation Committee (the “Committee”) the power and authority to declare a distribution of one Series B Share purchase right (a “Right”) for each Common Share, CRA Share, Series A CRA Share and Special Preferred Share, and fifteen Rights for each Special Share outstanding at the Close of Business on or after the date of the resolution declaring such distribution (the “Record Date”) and further directed the Committee to consider authorizing the issuance, upon the terms and subject to the conditions herein, of one Right (subject to adjustment) in respect of each Common Share, CRA Share, Series A CRA Share and Special Preferred Share, and fifteen Rights (subject to adjustment) in respect of each Special Share issued after the Record Date, each Right representing the right to purchase, upon the terms and subject to the conditions herein, one one-millionth (subject to adjustment) of a Series B Share.
NOW, THEREFORE, in consideration of the representations, warranties, premises and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article I.
DEFINITIONS
1.1 Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:
“Acquiring Person” means any Person who or which, together with all Affiliates and Associates of such Person, from and after the date of this Agreement shall become a Five Percent (5%) Shareholder (other than by reason of Section 1.382-2T(j)(3)(i) of the Treasury Regulations) or shall be such a Five Percent (5%) Shareholder after the date hereof, whether or not such Person continues to be a Five Percent (5%) Shareholder, but shall not include:
(i) the Company;
(ii) any Subsidiary of the Company;
(iii) any employee benefit plan of the Company, or of any Subsidiary of the Company, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan;
(iv) the U.S. Government;
(v) any Person who becomes a Five Percent (5%) Shareholder as a result of (A) a reduction in the number of Company Securities outstanding due to repurchase or redemption of Company Securities by the Company or (B) a stock dividend, stock split, reverse stock split or similar transaction effected by the Company, in each case unless and until such Person increases its Percentage Stock Ownership by more than one-quarter of one percentage point over such Person’s lowest Percentage Stock Ownership on or after the consummation of the relevant transaction, other than an increase solely as a result of any subsequent transaction described in clauses (A) and (B) of this sentence or with Prior Approval of the Company;
(vi) any Person who was a Five Percent (5%) Shareholder on the date hereof, or becomes a Five Percent (5%) Shareholder solely as a result of a transaction pursuant to which such Person received the Prior Approval of the Company, unless after the date of this Agreement or the date of the relevant transaction, as applicable, such Person (A) increases its Percentage Stock Ownership by more than one-quarter of one percentage point over such Person’s lowest Percentage Stock Ownership on or after the date of this Agreement or the date of the relevant transaction, as applicable, other than an increase solely as a result of any subsequent transaction described in clauses (A) and (B) of section (v) above or with the Prior Approval of the Company; or
(vii) any Person who or which inadvertently becomes an Acquiring Person, so long as such Person promptly enters into, and delivers to the Company, an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such securities), sufficient Company Securities so that such Person ceases to be an Acquiring Person, provided, however, that persons who are listed on Schedule 1 who or which have executed agreements with the Company existing on the date of this Agreement restricting the Transfer of Shares (each a “Lock-Up Agreement”) shall not be an Acquiring Person solely as a result of a transaction that is not in violation of, or prohibited in whole or part by, any Lock-Up Agreement to which such Person is a party; provided further, however, that no Person shall be an Acquiring Person if the Board shall have affirmatively determined, prior to the Distribution Date, in light of the intent and purposes of this Agreement or other circumstances facing the Company, that such Person shall not be deemed an Acquiring Person.
“Adjustment Shares” has the meaning given such term in Section 8.1(b).
“Affiliates” has the meaning given such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement, and to the extent not included within the foregoing clause, shall also include, with respect to any Person, any other Person whose Existing Shares would be deemed constructively owned by such first Person for purposes of Section 382 of the Code and Treasury Regulations promulgated thereunder.
“Agreement” has the meaning given such term in the preamble hereto.
“Associates” has the meaning given such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement, and to the extent not included within the foregoing clause, shall also include, with respect to any Person, any other Person whose Existing Shares would be deemed constructively owned by such first Person for purposes of Section 382 of the Code and Treasury Regulations promulgated thereunder.
“Beneficial Owner” means, with respect to any Person, such Person’s ownership of any securities (i) which such Person directly owns or (ii) which such Person would be deemed to beneficially or constructively own pursuant to Section 382 of the Code and the Treasury Regulations promulgated thereunder.
“Board” means the board of trustees of the Company.
“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
“Close of Business” means, with respect to any given date, 5:00 P.M. New York City time on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M. New York City time on the next succeeding Business Day.
“Code” has the meaning given such term in the Preliminary Statement.
“Common Shares” means common shares of beneficial interest of the Company.
“Company” has the meaning given such term in the preamble hereto.

“Company Securities” means (i) Common Shares, (ii) Special Shares, (iii) CRA Shares, (iv) Series A CRA Shares, (v) Special Preferred Shares, (vi) other preferred shares (other than preferred shares described in Section 1504(a)(4) of the Code) of the Company, (vii) warrants, rights, options (including options within the meaning of Section 1.382-4(d)(9) of the Treasury Regulations) to purchase shares of beneficial interest (other than preferred shares described in Section 1504(a)(4) of the Code) in the Company, and (viii) any other interest that would be treated as “stock” of the Company pursuant to Section 1.382-2T(f)(18) of the Treasury Regulations.
“CRA Shares” means the Convertible Community Reinvestment Act Preferred Shares of beneficial interest in the Company.
“Distribution Date” means the earlier of (i) the Close of Business on the tenth Business Day after a Share Acquisition Date and (ii) the Close of Business on the tenth Business Day (or such later day as may be designated prior to a Share Acquisition Date by the Board) after the date of the commencement of a tender or exchange offer by any Person if, upon consummation thereof, such Person would be an Acquiring Person; provided, however, that if either of such dates occurs after the date of this Agreement and on or prior to the Record Date, then the Distribution Date shall be the Record Date.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Ratio” has the meaning given such term in Section 15.1.
“Existing Shares” means (i) Common Shares, (ii) CRA Shares, (iii) Series A CRA Shares, (iv) Special Preferred Shares and (v) Special Shares.
“Expiration Date” means the earlier of (i) the Final Expiration Date and (ii) the time at which all Rights are redeemed as provided in Section 14 or exchanged as provided in Section 15.
“Final Expiration Date” means the date that is thirty-six (36) months and one day after the date hereof.
“Five Percent (5%) Shareholder” means (i) a Person or group of Persons that is a five percent (5%) shareholder of the Company pursuant to Section 1.382-2T(g) of the Treasury Regulations or (ii) a Person that is a “first tier entity” or “higher tier entity” (as such terms are defined in Section 1.382-2T(f) of the Treasury Regulations) of the Company if that Person has a “public group” or individual, or a “higher tier entity” of that Person has a “public group” or individual, that is treated as a five percent (5%) shareholder of the Company pursuant to Section 1.382-2T(g) of the Treasury Regulations. No Person or group of Persons shall become a Five Percent (5%) Shareholder solely by virtue of such Person’s or group’s power to vote or direct the voting of any Company Securities if such voting power arises solely from a revocable proxy or consent given to such Person or group in response to a public proxy or consent solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by means of a solicitation statement filed on Schedule 14A. A list of the Persons who, together with their Affiliates and Associates, constitute Five Percent (5%) Shareholders as of the effective date of this Agreement is set forth on Schedule 1, attached hereto.
“Island Sale” has the meaning given such term in the Preliminary Statement.
“Newco” has the meaning given such term in the Preliminary Statement.
“Ownership Statements” means, with respect to uncertificated shares of beneficial interest in the Company, current ownership statements issued to the record holders thereof in lieu of such a certificate.
“Percentage Stock Ownership” means the percentage share ownership interest as determined in accordance with Section 1.383-2(a)(3), 1.382-2T(g), (h), (j), and (k), 1.382-3(a), and 1.382-4(d) of the Treasury Regulations; provided, however, that for the sole purpose of determining the percentage share ownership of any entity (and not for the purpose of determining the percentage stock ownership of any other Person), Company Securities held by such entity shall not be treated as no longer owned by such entity pursuant to Section 1.382-2T(h)(2)(i)(A) of the Treasury Regulations.
“Person” means any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust, syndicate, or other entity, group of persons making a “coordinated acquisition” of Company Securities or otherwise treated as an “entity” within the meaning of Section 1.382-3(a)(1) of the Treasury Regulations or otherwise, and includes an unincorporated group of persons who, by formal or informal agreement or arrangement (whether or not in writing), have embarked on a common purpose or act, and also includes any successor (by merger or otherwise) of any such individual or entity.
“Prior Approval of the Company” means (i) the prior express written consent of the Company to the actions in question, executed on behalf of the Company by a duly authorized officer of the Company (ii) following express approval by the action of at least a majority of the members of the Board then in office pursuant to the Board’s determination that such actions would not jeopardize the Tax Benefits, provided that a Person shall be treated as having received the Prior Approval of the Company if such Person acquires Company Securities from the Company pursuant to an issuance by the Company that was approved by the Board.
“Purchase Price” means the price (subject to adjustment as provided herein) at which a holder of a Right may purchase one one-millionth of a Series B Share (subject to adjustment as provided herein) upon exercise of a Right, which price shall initially be $0.66.
“Record Date” has the meaning given such term in the Preliminary Statement.
“Redemption Price” has the meaning given such term in Section 14.1
“Restructuring” has the meaning given such term in the Preliminary Statement.
“Right” has the meaning given such term in the Preliminary Statement.

“Right Certificates” has the meaning given such term in Section 3.2(a).
“Rights Agent” has the meaning given such term in the preamble hereto.
“Securities Act” means the Securities Act of 1933, as amended.
“Series A CRA Shares” means the Series A Convertible Community Reinvestment Act Preferred Shares of beneficial interest in the Company.
“Series B Shares” means the Series B Special Shares of the Company, having the terms set forth in the form of certificate of designation attached hereto as Exhibit A.
“Share Acquisition Date” means the date of the first public announcement (including the filing of a report on Schedule 13D or Schedule 13G under the Exchange Act (or any similar or successor report)) by the Company or an Acquiring Person indicating that an Acquiring Person has become such or that discloses information that reveals the existence of an Acquiring Person or such earlier date as a majority of the Board shall become aware of the existence of an Acquiring Person.
“Special Preferred Shares” means the Special Preferred Voting Shares of beneficial interest in the Company.
“Special Shares” means the Special Series A Shares of the Company, with the rights and privileges set forth in the certificate of designation of the Special Series A Shares to be adopted in connection with the Restructuring.
“Subsidiary” means any Person (a) for which the Company may nominate or appoint a majority of the members of the board of directors or persons performing similar functions, or (b) which is otherwise effectively controlled, directly or indirectly, by the Company.
“Summary of Rights” has the meaning given such term in Section 3.1(b).
“Tax Benefits” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382, of the Company or any of its Subsidiaries.
“Trading Day” means a day on which the principal national securities exchange or over-the-counter market on which the shares of Existing Shares are listed or admitted to trading is open for the transaction of business or, if the Existing Shares are not listed or admitted to trading on any national securities exchange or over-the-counter market, a Business Day.
“Transaction” has the meaning given such term in the Preliminary Statement.
“Treasury Regulations” means the final and temporary (but not proposed) tax regulations promulgated under the Code, as such regulations may be amended from time to time.

“Trust” has the meaning given such term in Section 15.3.
“Trust Agreement” has the meaning given such term in Section 15.3.
“U.S. Government” means any of (i) the federal government of the United States of America, (ii) any instrumentality or agency of the federal government of the United States of America and (iii) any Person wholly-owned by, or the sole beneficiary of which is, the federal government of the United States of America or any instrumentality or agency thereof.
Article II.
APPOINTMENT, COMPENSATION, INDEMNIFICATION
AND DUTIES OF RIGHTS AGENT; SURVIVAL
2.1 Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof and the Rights Agent hereby accepts such appointment. The Company may, from time to time, appoint such co-rights agents as it may deem necessary or desirable upon ten (10) days’ prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-rights agent. If the Company appoints one or more co-rights agents, the respective duties of the Rights Agent and any co-rights agents shall be as the Company shall determine in its sole and absolute discretion.
2.2 Compensation of Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the preparation, delivery, administration and execution of this Agreement and the exercise and performance of its duties hereunder.
2.3 Indemnification of Rights Agent. To the fullest extent permitted by law, the Company agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including the reasonable fees and expenses of legal counsel) incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Agreement. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.
2.4 Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:
(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability to the Company for or in respect of any action taken, suffered or omitted by it and in accordance with such advice or opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary that any fact or matter (including the identity of any Acquiring Person and the determination of “current market price”) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer, the Chairman of the Board, the President, the Vice Chairman or any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company and delivered to the Rights Agent. Such certificate shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability to the Company for or in respect of any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate.
(c) To the fullest extent permitted by law, the Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.
(d) The Rights Agent shall not be liable to the Company for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.
(e) The Rights Agent shall not be responsible (i) in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof), (ii) for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate, (iii) for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 5.5) or (iv) any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided herein or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment). The Rights Agent shall not by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Series B Shares or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any Series B Shares or other securities will, when issued, be duly authorized, validly issued, fully paid and nonassessable.
(f) The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, the Chairman of the Board, the President, or the Secretary of the Company and any such officer or a Vice President of Centerline Capital Group, Inc., the advisor to the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable to the Company for any action taken, suffered or omitted to be taken by it in good faith in accordance with the instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected from liability to the Company in relying upon the most recent instructions received by any such officer.
(h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or any other Person.
(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable to the Company for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or to any holders of Rights resulting from any such act, default, neglect or misconduct; provided that reasonable care was exercised in the selection and continued employment thereof.
(j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
(k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been completed, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.
(l) The Rights Agent shall be protected and shall incur no liability to the Company for or in respect of any action taken, suffered or omitted by it in connection with the administration of this Agreement or the exercise or performance of its duties hereunder in reliance upon any Right Certificate or certificate for Existing Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement or other paper or document reasonably believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.
2.5 Change of Rights Agent.
(a) The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ notice to the Company and, in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of Existing Shares and Series B Shares.
(b) In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Existing Shares and Series B Shares registered or certified mail, and, after a Distribution Date, to the holders of the Right Certificates by issuing a public announcement.
(c) If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company shall appoint a successor to the Rights Agent.
(d) If the Company fails to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.
(e) Any successor Rights Agent, whether appointed by the Company or by such a court, shall be:
(i) a corporation or entity organized, in good standing and doing business under the laws of the United States or of any state of the United States, authorized under such laws to exercise share transfer or corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $10,000,000; or
(ii) an Affiliate of a corporation or entity described in clause (i) above.
(f) After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and delivery any further assurance, conveyance, act or deed necessary for the purpose.
(g) Not later than the effective date of any such appointment, the Company shall file notice thereof with the predecessor Rights Agent and each transfer agent of the Existing Shares and the Series B Shares, and, subsequent to a Distribution Date, issue a public announcement for the benefit of the registered holders of the Right Certificates.
(h) Failure to give any notice provided for in this Section 2.5, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
2.6 Survival. The provisions of this Section 2 shall survive the termination of this Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.
Article III.
ISSUANCE OF RIGHTS AND RIGHT CERTIFICATES; FORM OF RIGHT

CERTIFICATES; DUE AUTHORIZATION AND EXECUTION OF
RIGHT CERTIFICATES; REGISTRATION OF RIGHT CERTIFICATES
3.1 Issuance of Rights; Evidence of Rights.
(a) Generally. One Right shall be issued in respect of each Common Share, CRA Share, Series A CRA Share and Special Preferred Share, and 15 Rights shall be issued in respect of each Special Share, outstanding as of the Record Date or issued (on original issuance or out of treasury) after the Record Date but prior to the earlier of a Distribution Date and the Expiration Date, in each case subject to adjustment as set forth herein.
(b) Pre-Distribution Date.
(i) Prior to the Distribution Date, (i) the Rights (unless earlier expired, redeemed or terminated) will be evidenced by certificates for the Existing Shares or Ownership Statements (or the Summary of Rights, as applicable) and not by separate Right Certificates and the registered holders of Existing Shares shall be deemed to be the registered holders of the associated Rights, and (ii) the Rights will be transferred only in connection with the transfer of the underlying Existing Shares. The Company will make available, as promptly as practicable following the Record Date, a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit B (the “Summary of Rights”), to each holder of Existing Shares as of the Record Date (other than any Acquiring Person or Affiliate or Associate thereof).
(ii) Certificates or Ownership Statements issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date shall have printed or written on or otherwise affixed to them the following legend:
This [certificate] [statement] also evidences certain Rights as set forth in a Tax Benefits Preservation Plan, dated as of March 5, 2010 (the “Agreement”), between Centerline Holding Company (the “Company”) and Computershare Trust Company, N.A. (the “Rights Agent”), as may be amended from time to time, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. The Company will mail to the holder of this [certificate] [statement] a copy of the Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances, as set forth in the Agreement, such Rights may be evidenced by separate [certificate] [statements] instead of by this [certificate] [statement] and may be redeemed or exchanged or may expire.
As set forth in the Agreement, Rights issued or transferred to, or beneficially owned by, any Person who is, was or becomes an Acquiring Person (as such terms are defined in the Agreement), whether currently beneficially owned by or on behalf of such Person or by any subsequent holder, may be null and void.
(c) On or Post-Distribution Date.
(i) From and after the Distribution Date, the Rights will be evidenced solely by separate Right Certificates and will be transferable only in connection with the transfer of the Right Certificates pursuant to Section 4. As soon as practicable after the Company has notified the Rights Agent of the occurrence of a Distribution Date, the Rights Agent will send, by first class, insured, postage prepaid mail, (i) to each record holder of Common Shares, CRA Shares, Series A CRA Shares and Special Preferred Shares as of the Close of Business on the Distribution Date (other than any Acquiring Person or Affiliate or Associate thereof), one or more Right Certificates evidencing one Right (subject to adjustment as provided herein) for each Common Share, CRA Share, Series A CRA Share and Special Preferred Share so held and (ii) to each record holder of Special Shares as of the Close of Business on the Distribution Date (other than any Acquiring Person or Affiliate or Associate thereof), one or more Right Certificates evidencing fifteen Rights (subject to adjustment as provided herein) for each Special Share so held. If an adjustment in the number of Rights per Existing Share has been made pursuant to Section 8, the Company shall, at the time of distribution of the Right Certificates, make the necessary and appropriate rounding adjustments in accordance with Section 10 so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights.
(ii) In addition, in connection with the issuance or sale of Existing Shares following a Distribution Date and prior to the Expiration Date, the Company (A) shall, with respect to Existing Shares so issued or sold (x) pursuant to the exercise of options or under any employee plan or arrangement or (y) upon the exercise, conversion or exchange of other securities issued by the Company prior to the Distribution Date, and (B) may, in any other case, if deemed appropriate by the Board, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale, provided that no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise be made in lieu of the issuance thereof.
3.2 Form of Right Certificates.
(a) Form of Right Certificate. The certificates evidencing the Rights (and the forms of assignment, election to purchase and certificates to be printed on the reverse thereof) (the “Right Certificates”) shall be substantially in the form attached hereto as Exhibit C and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage.
(b) Purchase Price. The Right Certificates shall entitle the holders thereof to purchase such number of one one-millionths of a Series B Share upon payment of the Purchase

Price; provided that the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.
3.3 Due Authorization and Execution of Right Certificates.
(a) Execution of the Right Certificates by the Company. The Right Certificates shall be executed on behalf of the Company by a Managing Trustee, the Chief Executive Officer, the Chief Financial Officer or the Controller, either manually or by facsimile signature.
(b) Countersignature of the Right Certificates by the Rights Agent. The Right Certificates shall be countersigned, either manually or by facsimile signature, by an authorized signatory of the Rights Agent, but it shall not be necessary for the same signatory to countersign all of the Right Certificates hereunder. No Right Certificate shall be valid for any purpose unless so countersigned.
(c) Effect of a Change in Authorized Officers of the Company. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such an officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such an officer of the Company. Any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Plan any such person was not such an officer.
3.4 Registration of Right Certificates. Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, the certificate number of each of the Right Certificates and the date of each of the Right Certificates.
Article IV.
TRANSFER AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN
CERTIFICATES
4.1 Transfer and Exchange of Right Certificates. At any time after a Distribution Date and prior to the Expiration Date, any Right Certificate (other than any Right Certificate representing Rights that have become void pursuant to Section 5.5 hereof or exchanged pursuant to Section 15 hereof) may, upon the terms and subject to the conditions set forth in this Agreement, be transferred or exchanged for another Right Certificate evidencing a like number of Rights as the Right Certificate surrendered. Any registered holder desiring to transfer or exchange any Right Certificate shall surrender such Right Certificate (with, in the case of a transfer, the form of assignment and certificate on the reverse side thereof duly executed) to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate or Certificates until the registered holder of the Rights has complied with the requirements of Section 5.6. Upon satisfaction of the foregoing requirements, the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Certificates as so requested. The Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge that may be imposed in connection with any transfer or exchange of any Right Certificate or Certificates.
4.2 Mutilated, Destroyed, Lost or Stolen Certificates. Subject to the provisions of Section 5.5, upon receipt by the Company and the Rights Agent or evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will issue and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.
Article V.
EXERCISE OF RIGHTS
5.1 Exercise Period. The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as specifically provided in Section 5.7 or as otherwise provided herein) in whole or in part at any time after the Distribution Date and prior to the Expiration Date upon the surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment (in lawful money of the United States of America by certified check, cashier’s check, bank draft or money order payable in immediately available funds to the order of the Company) of the aggregate Purchase Price with respect to the Rights then to be exercised and an amount equal to any applicable transfer tax or other governmental charge.
5.2 Obligations of Rights Agent and Company Upon Exercise.
(a) Obligations of Rights Agent. Upon satisfaction of the requirements of Section 5.1 and subject to Section 2, the Rights Agent shall thereupon promptly:
(i) (1) requisition from any transfer agent of the Series B Shares (or make available, if the Rights Agent is the transfer agent therefor) certificates for the total number of one one-millionths of a Series B Share to be purchased (and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests), or
(2) if the Company shall have elected to deposit Series B Shares issuable upon exercise of the Rights with a depositary agent, requisition from the depositary agent depositary receipts representing interests in such number of one one-millionth of a Series B Share to be purchased (in which case certificates for the Series B Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent and the Company will direct the depositary agent to comply with such request);

(ii) requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 10; and
(iii) after receipt of such certificates or depositary receipts and cash, if any, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate (with such certificates or receipts registered in such name or names as may be designated by such holder).
(b) Obligations of Company. If the Company is obligated to deliver Existing Shares or other securities or assets pursuant to this Agreement, the Company will make all arrangements necessary so that such securities and assets are available for delivery by the Rights Agent, if and when appropriate.
5.3 Record Holder of Issued Series B Shares. Upon the exercise of Rights, each Person (other than the Company) in whose name any certificate for Series B Shares is issued shall for all purposes be deemed to have become the holder of record of such Series B Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any transfer taxes or other governmental charges) was made; provided that if the date of such surrender and payment is a date upon which the transfer books of the Company relating to the Series B Shares are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the applicable transfer books of the Company are open.
5.4 New Rights Certificate. In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing the number of Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder.
5.5 Termination of Rights.
(a) Notwithstanding anything in this Agreement to the contrary, any Rights beneficially owned by:
(i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person from and after the date on which the Acquiring Person becomes such or
(ii) a transferee of Rights beneficially owned by an Acquiring Person (or any Affiliate or Associate thereof) who
(1) becomes a transferee after the Share Acquisition Date with respect to such Acquiring Person or
(2) becomes a transferee prior to or concurrently with the Share Acquisition Date with respect to such Acquiring Person and receives such Rights with actual knowledge that the transferor is or was an Acquiring Person (or Affiliate or Associate thereof) or pursuant to either (x) a transfer (whether or not for consideration) from the Acquiring Person (or

Affiliate or Associate thereof) to holders of equity interests in such Acquiring Person (or Affiliate or Associate thereof) or to any Person with whom the Acquiring Person (or Affiliate or Associate thereof) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (y) a transfer which the Board determines in good faith is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 5.5, shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under this Agreement or otherwise.
(b) The Company shall use all reasonable efforts to insure that the provisions of this Section 5.5 are complied with, but shall, to the fullest extent of the law, have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any transferee of an Acquiring Person hereunder.
(c) The Company shall give the Rights Agent written notice of the identity of any such Acquiring Person or its nominee, and the Rights Agent may rely on such notice in carrying out its duties under this Agreement and shall be deemed not to have any knowledge of the identity of any such Acquiring Person or its nominee (or any other Person described herein) unless and until it shall have received such notice.
5.6 Condition to Transfer. Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to any purported transfer pursuant to Section 4 or exercise pursuant to this Section 5 unless the registered holder of the applicable rights (i) shall have completed and signed the certificate contained in the form of assignment or election to purchase, as the case may be, set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise, as the case may be, and (ii) shall have provided such additional evidence of the identity of the Beneficial Owner or former Beneficial Owner (and any Affiliates and Associates) thereof as the Company shall reasonably request.
5.7 Limitation on Exercise. Notwithstanding anything to the contrary herein, the Company shall have the authority, in its sole and absolute discretion, to prevent the exercise by any Person of such Person’s Rights to the extent that the exercise of such Rights could reasonably be expected to cause a “change in ownership” for purposes of Section 382 of the Code. Any exercise of Rights that is determined to be in violation of this Section 5.7 shall be immediately cancelled and shall be void ab initio.
Article VI.
CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES
6.1 Cancellation of Right Certificates.
(a) All Right Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement.

(b) The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.
6.2 Destruction of Right Certificates. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.
Article VII.
RESERVATION AND AVAILABILITY OF SERIES B SHARES; LISTING OF SERIES B SHARES; REGISTRATION OF SERIES B SHARES; COMPLIANCE WITH SECURITIES LAWS; DUE AUTHORIZATION OF SERIES B SHARES; PAYMENT OF TAXES AND OTHER GOVERNMENTAL CHARGES
7.1 Reservation and Availability of Series B Shares. The Company covenants and agrees that it will cause to be reserved and kept available a number of authorized but not outstanding Series B Shares sufficient to permit the exercise in full of all outstanding Rights as provided in this Agreement.
7.2 Listing of Series B Shares. So long as the Series B Shares issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all securities reserved for such issuance to be listed on any such exchange upon official notice of issuance upon such exercise.
7.3 Registration of Series B Shares; Compliance with Securities Laws.
(a) The Company shall use its best efforts, if then necessary to permit the issuance of the Series B Shares issuable upon the exercise of the Rights, to:
(i) file, as soon as practicable following the earliest of the Share Acquisition Date and determination of the consideration to be delivered by the Company upon exercise of the Rights in accordance with Section 8, or as soon as is required by law following a Distribution Date, as the case may be, a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights,
(ii) cause such registration statement to become effective as soon as practicable after such filing, and
(iii) cause such registration statement to remain effective (with a prospectus at all times meting the requirements of the Securities Act) until the earlier of the date as of which the Rights are no longer exercisable for such securities and the Expiration Date.
(b) The Company may temporarily suspend, for a period of time not to exceed one hundred twenty (120) days after the date set forth in Section 7.3(a)(i), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement when the suspension is no longer in effect.
(c) The Company shall also take such action as may be appropriate to ensure compliance with the securities or blue sky laws of the various states in connection with the exercisability of such Rights.
(d) Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable for securities in any jurisdiction if the requisite qualification in such jurisdiction has not been obtained, such exercise is not permitted under applicable law or a registration statement is respect of such securities has not been declared effective.
7.4 Due Authorization of Series B Shares. The Company shall take all such actions as may be necessary to insure that all one one-millionths of a Series B Share issuable upon exercise of Rights shall, at the time of delivery of the certificates for such securities (subject to payment of the Purchase Price), be duly authorized, validly issued, fully paid and nonassessable.
7.5 Payment of Taxes and Other Governmental Charges.
(a) The Company shall pay when due and payable any and all federal and state transfer taxes and other governmental charges which may be payable in respect of the issuance or delivery of the Right Certificates and of any certificates for Series B Shares upon the exercise of Rights.
(b) The Company shall not, however, be required to pay any transfer tax or other governmental charge which may be payable in respect of any transfer involved in the issuance or delivery of any Right Certificates or any certificates for Series B Shares to a Person other than the registered holder of the applicable Right Certificate. Prior to any such issuance or delivery of any Right Certificates or any certificates of Series B Shares or such other securities, any such transfer tax or other governmental charge shall have been paid by the holder of such Right Certificate or it shall have been established to the Company’s satisfaction that no such tax or other governmental charge is due.
Article VIII.
ADJUSTMENT OF PURCHASE PRICE; NUMBER
AND KIND OF SHARES OR NUMBER OF RIGHTS
8.1 Adjustment of Purchase Price.
(a) (i) To preserve the actual or potential economic value of the Rights, if at any time after the date hereof there shall be any change in the Existing Shares or the Series B Shares, whether by reason of stock dividends, stock splits, reverse stock splits, recapitalization, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, liquidations, other similar changes in capitalization, any distribution or issuance or cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of Existing Shares or Series B Shares, as the case may be (other than distribution of the Rights or regular quarterly cash distributions) or otherwise, then, in each such event the Board shall make such appropriate adjustments in the number of Series B Shares (or the number and kind of other securities)

issuable upon exercise of each Right (or in exchange for any Right pursuant to Section 15), the Purchase Price and Redemption Price in effect at such time and/or the number of Rights outstanding at such time (including the number of Rights or fractional Rights associated with each Existing Share) or take such other action as the Board determines in good faith may be required such that following such adjustment such event shall not have had the effect of reducing or limiting the benefits the holders of the Rights would have had absent such event. If an event occurs which requires an adjustment under both this Section 8.1(a) and Section 8.1(b), the adjustment provided for in this Section 8.1(a) shall be made prior to, and in addition to, any adjustment required pursuant to Section 8.1(b).
(ii) Notwithstanding any provision of this Agreement to the contrary, no adjustment of any item described in Section 8.1(a)(i) above shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the relevant item; provided that any adjustments which by reason of this Section 8.1(a)(ii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.
(b) If any Person becomes at any time after the date of this Agreement an Acquiring Person, then each holder of a Right shall (except as otherwise provided herein, including Section 5.5) be entitled to receive upon exercise thereof (in accordance with the provisions of Section 5) at the then current Purchase Price such number of one one-millionths of a Series B Share (such number of one-millionths of a share being referred to herein as the “Adjustment Shares”) equal to the result obtained by dividing:
(i) the product obtained by multiplying the then current Purchase Price by the number of one one-millionths of a Series B Share for which a Right was exercisable immediately prior to such first occurrence by
(ii) 50% of the current market price per Common Share (determined pursuant to Section 8.2(a) on the date of such first occurrence).
(c) All calculations under this Section 8 shall be made to the nearest cent or one ten-billionth of a Series B Share, as the case may be.
8.2 Computation of Current Market Price.
(a) Computation of Current Market Price for Existing Shares.
(i) For purposes of computations hereunder(except as otherwise provided in Section 10), the “current market price” per Common Share on any date shall be the last sale price, regular way, at the close of the regular session of trading or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system at the close of the regular session of trading with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if such shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc.

Automated Quotations System or such other system then in use or, if on any such date such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board (in each case, prices which are not identified as having been reported late to such system). If on any such date, no market maker is making a market in the Common Shares, or if such shares are not publicly held or not so listed or traded, the “current market value” of such shares on such date shall be as determined in good faith by the Board (or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm selected by the Board), which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. If the current market price per Common Share is determined during a period that is in whole or in part following the announcement by the issuer of such shares of: (x) a distribution on the Common Shares payable in Common Shares or securities exercisable for or convertible into such shares (other than the Rights), or (y) any subdivision, combination or reclassification of the Common Shares, and prior to the ex-distribution date for such distribution or the record date for such subdivision, combination or reclassification, then, and in each such case, the “current market price” shall be properly adjusted to take into account ex-distribution trading.
(b) Computation of Current Market Price for CRA Shares, Series A CRA Shares, Special Voting Shares and Series B Shares.
(i) For the purpose of any computation hereunder (except as otherwise provided in Section 10), (1) the “current market price” per CRA Share shall be deemed to be an amount equal to the current market price per Common Share (on an as-converted basis), (2) the “current market price” per Series A CRA Share shall be deemed to be an amount equal to the current market price per Common Share(on an as-converted basis), (3) the “current market price” per Special Preferred Share shall be deemed to have a value equal to the corresponding Special Common Unit, which shall be deemed to be an amount equal to the current market price per Common Share and (4) the “current market price” per Special Share shall be deemed to be an amount equal to fifteen times the current market price per Common Share, in each case as adjusted to reflect any subdivision, combination, reclassification, recapitalization or like event in respect of any Company Securities occurring after the Record Date or as may be deemed to be appropriate in light of the particular Company Security’s relation to the Common Shares on an economic basis or otherwise.
(ii) For the purposes of any computation hereunder (except as otherwise provided in Section 10), the “current market price” per one one-millionth of a Series B Share shall be determined in the same manner as set forth above for the Common Shares in Section 8.2(a).
(c) Computation of Current Market Price for Securities and Assets Other Than Existing Shares and Series B Shares.
(i) For the purposes of any computation hereunder, the value of any securities or assets other than Existing Shares or Series B Shares shall be the fair value as determined in good faith by the Board, or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm selected by the Board, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.
8.3 Rights Issued Subsequent to Adjustments.
(a) All Rights originally issued by the Company subsequent to any adjustment made hereunder shall evidence the right to purchase, at the Purchase Price then in effect, the then applicable number of one-millionths of a Series B Share and other shares of beneficial interest issuable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
(b) Irrespective of any adjustment or change in the Purchase Price or the number of one-millionths of a Series B Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per one-millionth of a share and the number of shares which were expressed in the initial Right Certificates issued hereunder.
8.4 Company Election to Defer Issuance. In any case in which this Section 8 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-millionths of a Series B Share or other shares of beneficial interest, if any, issuable upon such exercise over and above the number of one-millionths of a Series B Share or other shares of beneficial interest, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.
8.5 Additional Reductions in Purchase Price. Anything in this Section 8 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 8, as and to the extent that it, in its sole discretion, determines to be advisable so that any (i) consolidation or subdivision of the Series B Shares or Existing Shares, (ii) issuance wholly for cash of any Series B Shares or Existing Shares at less than the current market price, (iii) issuance wholly for cash of any Series B Shares, Existing Shares or securities which by their terms are convertible into or exercisable for Series B Shares or Existing Shares or (iv) issuance of rights, options or warrants referred to in this Section 8 hereafter made by the Company to the holders of its Series B Shares or Existing Shares shall not be taxable to such shareholders.
8.6 Preservation of Rights. Except as permitted by this Agreement, the Company agrees that, after a Distribution Date, it will not take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.
Article IX.
CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES

9.1 Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 8, the Company shall (i) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (ii) promptly file with the Rights Agent and with each transfer agent for the Series B Shares and the Existing Shares a copy of such certificate and (iii) issue a public announcement for the benefit of each holder of a Right Certificate (or, if prior to a Distribution Date, to each holder of a certificate representing shares of Existing Shares) in the manner set forth in Section 17. The Rights Agent shall be fully protected from liability to the Company in relying on any such certificate and on any adjustment therein contained.
Article X.
FRACTIONAL RIGHTS AND FRACTIONAL SHARES
10.1 Fractions of Rights. The Company is not required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of any such fractional Rights, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market price of a whole Right. For purposes of this Section 10.1, the current market price of a whole Right shall be the closing price of a Right at the close of the regular session of trading for a Trading Day immediately prior to the date on which such fractional Rights would otherwise have been issuable. The closing price of a Right for any day shall be determined in the manner set forth for the Common Shares in Section 8.2(a).
10.2 Fractions of Series B Shares. The Company is not required to issue fractions of shares of Series B Shares (other than fractions which are multiples of one one-millionth of a Series B Share) upon exercise of the Rights or upon exchange of the Rights pursuant to Section 5 or Section 15, and the Company is not required to distribute certificates which evidence fractional Series B Shares (other than fractions which are multiples of one one-millionth of a Series B Share). In lieu of any such fractional Series B Shares, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market price of one one-millionth of a Series B Share. For purposes of this Section 10.2, the current market price of one one-millionth of a Series B Share shall be one one-millionth of the closing price of a Series B Share (as determined pursuant to Section 8.2(b)) for the Trading Date immediately prior to the date of such exercise.
10.3 Fractions of Existing Shares. Upon any exchange pursuant to Section 15, the Company shall not be required to issue fractions of Existing Shares upon exercise of the Rights or to distribute certificates which evidence fractional Existing Shares. In lieu of fractional Existing Shares, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised or exchanged as herein provided an amount in cash equal to the same fraction of the current market price of an Existing Share. For purposes of this Section 10.3, the current market price of a Common Share, CRA Share, Series A CRA Share, Special Preferred Share or Special Share shall be the closing price of such share (as determined pursuant to section 8.2(a)) for the Trading Day immediately prior to the date of such exercise or exchange.

10.4 Waiver of Right to Receive Fractional Rights or Fractional Shares. Each holder of a Right, by his acceptance of the Right, expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right except as permitted by this Section 10.
Article XI.
AGREEMENT OF HOLDERS OF RIGHTS
11.1 Agreement of Holders of Rights. Each holder of a Right, by his acceptance of the Right, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
(a) prior to the Distribution Date, the Rights will be evidenced by and transferable only in connection with the transfer of Existing Shares;
(b) after a Distribution Date, the Rights will be evidenced by Right Certificates and transferable on the registry books of the Rights Agent pursuant to Section 4;
(c) subject to Sections 4 and 5, the Company and the Rights Agent may deem and treat the Person in whose name a Right Certificate (or, prior to a Distribution Date, a certificate representing shares of Existing Shares or an Ownership Statement) is registered as the absolute owner of such certificate and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the certificate representing shares of Existing Shares or Ownership Statement made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to 5.5, shall be affected by any notice to the contrary; and
(d) notwithstanding anything in this Agreement to the contrary, to the fullest extent permitted by law, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided that the Company may use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.
Article XII.
HOLDER OF A RIGHT CERTIFICATE NOT DEEMED A SHAREHOLDER
12.1 Holder of a Right Certificate Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive distributions or be deemed for any purpose the holder of the shares of beneficial interest which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company (including any right to vote for the election of the Board or upon any matter submitted to shareholders at any meeting thereof, to give or withhold consent to any Company action, to receive notice of meetings or other actions affecting shareholders, or to receive distributions or subscription rights, or otherwise) until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.
Article XIII.
MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT
13.1 Merger or Consolidation of Rights Agent.
(a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution of filing of any paper or any further act on the part of any of the parties hereto; provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 2.
(b) In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned. In case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent. In all such cases, such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.
13.2 Change of Name of Rights Agent. In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned. In case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name. In all such cases, such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.
Article XIV.
REDEMPTION OF RIGHTS
14.1 Redemption Option; Redemption Price. At any time prior to a Distribution Date, the Board may, at its option, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.00001 per Right, as such amount may be appropriately adjusted pursuant to Section 8.1 (such redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. The Redemption Price shall be payable, at the option of the Company, in cash, Existing Shares, or such other form of consideration as the Board shall determine.
14.2 Effect of the Board’s Election to Redeem the Rights. Immediately upon the action of the Board electing to redeem the Rights (or at such later time as the Board may establish for the effectiveness of such redemption) and without any further action and without any notice, the right to exercise the Rights will terminate and thereafter the only right of the holders of Rights shall be to receive the Redemption Price for each Right so held. The Company shall promptly thereafter give notice of such redemption to the Rights Agent and the holders of the Rights in the manner set forth in Section 17.1; provided that the failure to give, or any defect in, such notice shall not affect the validity of such redemption. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.
Article XV.
EXCHANGE OF RIGHTS
15.1 Exchange Option; Exchange Ratio.
(a) At any time on or after a Share Acquisition Date, with respect to all or any part of the then outstanding Rights (which shall not include Rights that have become void pursuant to Section 5.5), the Board may, at its option, exchange for each Right one one-millionth of a Series B Share, subject to adjustment pursuant to Section 8.1 (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after an Acquiring Person becomes the Beneficial Owner of fifty percent (50%) or more of the Existing Shares then outstanding.
(b) In lieu of exchanging all or any part of the then outstanding Rights for fractional shares of Series B Shares in accordance with Section 15.1, the Board may, at its option, exchange any such Rights (which shall not include Rights that have become void pursuant to Section 5.5) for Common Shares or Special Shares at an exchange ratio of one Common Share per Right or one Special Share per each block of fifteen Rights, as may be adjusted pursuant to Section 8.1.
(c) Notwithstanding anything in the contrary herein, if any exchange pursuant to Section 15.1(a) or (b) could reasonably expected, in the sole and absolute discretion of the Company, to cause a “change in ownership” for purposes of Section 382 of the Code, the Company shall have the authority to reduce the Series B Shares, Common Shares or Special Shares issued to any Person pursuant to this Section 15 to the extent required to prevent such a “change in ownership” for purposes of Section 382. Any Series B Shares, Common Shares or Special Shares determined to be issued in violation of this Section 15.1(c) shall be immediately cancelled and shall be void ab initio.
15.2 Effect of the Board’s Election to Exchange the Rights. Immediately upon the effectiveness of the action of the Board to exchange any Rights pursuant to Section 15.1 (or at such later time as the Board may establish) and without any further action and without any notice, the right to exercise such Rights will terminate and thereafter the only right of a holder of such Rights shall be to receive that number of fractional Series B Shares (or Common Shares or Special Shares) provided thereunder. The Company shall promptly thereafter give notice of such exchange to the Rights Agent and the holders of the Rights to be exchanged in the manner set forth in Section 17.1; provided that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of Rights for fractional shares of Series B Shares will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to Section 5.5) held by each holder of Rights.
15.3 Trust Agreement; Trust. Prior to effecting an exchange pursuant to this Section 15, the Board may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the fractional Series B Shares (or Common Shares or Special Shares, if any), issuable pursuant to the exchange, and all Persons entitled to receive shares or other securities pursuant to the exchange shall be entitled to receive such shares or other securities (and any distributions made thereof after the date on which such shares or other securities are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.
Article XVI.
NOTICE OF CERTAIN EVENTS
16.1 Certain Events. If the Company proposes, at any time after a Distribution Date, to:
(a) make a distribution payable in shares of any class or to make any distribution (other than a regular quarterly cash distribution out of earnings or retained earnings of the Company) to the holders of Series B Shares,
(b) offer to the holders of Series B Shares or shares of beneficial interest of any class or any other securities, rights or options,
(c) effect any reclassification of its Series B Shares (other than a reclassification involving only the subdivision or combination of outstanding shares of Series B Shares),
(d) effect, or permit any of its Subsidiaries to effect, any consolidation, merger or combination with any other Person, or to effect any sale or other transfer, in one transaction or a series of related transactions, of assets or earning power aggregating more than fifty percent (50%) of the assets or earning power of the Company and its Subsidiaries, taken as a whole; or
(e) effect the liquidation, dissolution or winding-up of the Company, then, in each such case, the Company shall give to each holder of a Right, a notice of such proposed action specifying the record date for the purposes of any such distribution or offering of rights or warrants, or the date on which any such reclassification, consolidation, merger, combination, sale, transfer, liquidation, dissolution or winding-up is to take place and the date of participation therein by the holders of Series B Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by Section 16(a) or Section 16(b) above at least twenty (20) days prior to the record date for determining holders of the Series B Shares entitled to participate in such distribution or offering, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Series B Shares, whichever shall be earlier. The failure to give notice required by this Section or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.
16.2 Post-Share Acquisition Date Notices.
(a) The Company shall as soon as practicable after a Share Acquisition Date give to each holder of a Right, in accordance with Section 17.1, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of rights under Section 8.
(b) All references in Section 16 to Series B Shares shall be deemed thereafter to refer to Existing Shares or other shares of beneficial interest, as the case may be.
Article XVII.
MISCELLANEOUS
17.1 Notices.
(a) Notices to the Company or the Rights Agent. Any notice, request, demand or other communication required or permitted under this Agreement shall be given in writing and shall be delivered or sent by registered or certified mail, return receipt requested in a prepaid envelope, by overnight mail or courier, or by facsimile transmission, to the addresses set forth below or such other addresses as such party shall hereafter specify in accordance with this Section:

If to the Company:	Centerline Capital Group Inc. 625 Madison Avenue New York, NY 10022 Attention: John D’Amico, Esq. Telephone: (212) 317-5700 Facsimile: (212) 593-5769

For notices to the Company, with a copy to (which copy shall not constitute notice):	Paul, Hastings, Janofsky & Walker LLP 75 East 55th Street New York, NY 10022 Attention: Alan S. Cohen Telephone: (212) 318-6000 Facsimile: (212) 319-4090

If to the Rights Agent:	Computershare Trust Company, N.A. 250 Royall Street Canton, MA 02021 Attention: Client Services Telephone: (781) 575-3231 Facsimile: (781) 575-2549
Such notice or other communication shall be deemed to have been given when sent by registered or certified mail, by overnight mail or courier, or by facsimile transmission.
(b) Notices to the Holders of Right Certificates. Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company; provided that prior to the Distribution Date a filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of securities of the Company, including the Rights, for purposes of this Agreement and no other notice need be given.
17.2 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
17.3 Entire Agreement. This Agreement (including any schedules and exhibits hereto) constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes any and all prior agreements, representations and understandings of the parties hereto, written or oral.
17.4 Supplements and Amendments. For so long as the Rights are then redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of Rights. The Rights Agent will duly execute and deliver any supplement or amendment hereto requested by Company, provided that such supplement or amendment does not adversely affect the rights, duties or obligations of the Rights Agent under this Agreement. From and after the time that the Rights are no longer redeemable, the Company may, and the Rights Agent shall, if the Company so directs, from time to time supplement or amend this Agreement without the approval of any holders of Rights (i) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein or (ii) to make any other changes or provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable; provided, however, that no such supplement or amendment shall adversely affect, in any material way, the interests of the Rights Agent hereunder or the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), and no such supplement or amendment may cause the Rights again to become redeemable or cause this Agreement again to become amendable as to an Acquiring Person or an Affiliate or Associate of an Acquiring Person other than in accordance with this sentence. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 17.4, the Rights Agent shall execute such supplement or amendment.
17.5 Determination and Actions by the Board of Trustees. The Board shall have the exclusive power and authority to administer this Agreement and to exercise the rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or amend this Agreement). All such actions, calculations, interpretations and determinations that are done or made by the Board in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other parties.
17.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.
17.7 Third Party Beneficiaries. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificate any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and any holder of a Right (including the registered holders of the Right Certificates).
17.8 Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE EXCLUDING ANY CONFLICT OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.
17.9 WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY AGREE AND CONSENT THAT ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
17.10 Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally agrees (i) that it is and shall continue to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (ii)(A) to the extent that such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process and notify the other parties hereto of the name and address of such agent, and (B) to the fullest extent permitted by law, that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the U.S. Postal Service constituting evidence of valid service, and that, to the fullest extent permitted by applicable law, service made pursuant to (ii)(A) or (B) above shall have the same legal force and effect as if serviced upon such party personally within the State of Delaware.
17.11 Execution of Agreement; Counterparts; Electronic Signatures.
(a) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood that all parties hereto need not sign the same counterparts.
(b) Electronic Signatures. The exchange of copies of this Agreement and of signature pages by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” or “pdf” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile shall be deemed to be their original signatures for all purposes.
17.12 Headings; References; Interpretation. The headings of the Articles and Sections of this Agreement are solely for convenience and reference and shall not limit or otherwise affect the meaning or interpretation of any of the terms or provisions of this Agreement. The references herein to Articles, Sections, Schedules and Exhibits, unless otherwise indicated, are references to sections and subsections of and schedules to this Agreement. Whenever the words “include”, “includes”, or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural number, all words in the plural number shall extend to and include the singular number, and all words in any gender shall extend to and include all genders.
17.13 Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and sealed as of the day and year first written above.

CENTERLINE HOLDING COMPANY
By:	/s/ Marc D. Schnitzer
	Name:	Marc D. Schnitzer
	Title:	Chief Executive Officer and President

COMPUTERSHARE TRUST COMPANY, N.A.
By:	/s/ Martin J. McHale
	Name:	Martin J. McHale
	Title:	President

SCHEDULE 1

FIVE PERCENT (5%) SHAREHOLDERS as of the effective date of the CENTERLINE TAX
BENEFITS PRESERVATION PLAN
Bank of America, N.A.
Bank of America, N.A, as successor-by-merger to Merrill Lynch Bank & Trust Co.
Merrill Lynch Community Development Company, L.L.C.
FIA Card Services, as successor-by-merger to MBNA Bank America, N.A.
Related Special Assets, LLC
Related General II, L.P.
Stephen M. Ross
Jeff Blau
Bruce Beal
Wells Fargo Bank, N.A.
Wells Fargo Community Development Corporation
C-III Capital Partners LLC

EXHIBIT A

Form of Certificate of Designation of Series B Shares

2

[EXHIBIT A — FORM OF CERTIFICATE OF DESIGNATION]
FORM OF CERTIFICATE OF DESIGNATION
OF
SERIES B SPECIAL SHARES
OF
CENTERLINE HOLDING COMPANY
CENTERLINE HOLDING COMPANY (the “Company”), a Delaware statutory trust created and existing under the Delaware Statutory Trust Act, and acting pursuant to the authority expressly vested in the board of trustees of the Company (the “Board”) by that certain Second Amended and Restated Trust Agreement, dated as of November 17, 2003, as amended by Amendment No. 1 thereto, dated as of September 20, 2005, as further amended by Amendment No. 2 thereto, dated as of November 30, 2005, as further amended by Amendment No. 3 thereto, dated as of June 13, 2006, and as further amended by Amendment No. 4 thereto, dated as of April 2, 2007 (the “Trust Agreement”), DOES HEREBY CERTIFY:
A.	The Board duly approved and adopted resolution on March 5, 2010 (i) creating a series of shares of beneficial interest in the Company designated as “Series B Special Shares” with (1) the designations, powers, preferences, (2) the relative, participating, optional or other special rights and (3) the qualifications, limitations or restrictions, as set forth in this certificate of designation (this “Certificate of Designation”) (in addition to those set forth in the Trust Agreement) and (ii) directing that this Certificate of Designation be attached as an appendix to the Trust Agreement.
NOW, THEREFORE, the terms of the Series B Special Shares of the Company are as set forth below:
SERIES B SPECIAL SHARES
1.	DESIGNATION AND AMOUNT. The shares of such series shall be designated as “Series B Special Shares” (the “Series B Shares”) and the number of shares constituting the Series B Shares shall be 1,000,000. Such number of shares may be increased or decreased by resolution of the Board; provided that no decrease shall reduce the number of shares of Series B Shares to a number than less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding shares of beneficial interest issued by the Company convertible into Series B Shares.

2.	DISTRIBUTIONS.
a.	Subject to the prior and superior rights of holders of any shares of any class or series of shares of the Company ranking prior and superior to the Series B Shares with respect to distributions, the holders of Series B Shares, in preference to the holders of Common Shares of beneficial interests in the Company (the “Common Shares”), the Convertible Community Reinvestment Act Preferred Shares of beneficial interests in the Company

(the “CRA Shares”), the Series A Convertible Community Reinvestment Act Preferred Shares of beneficial interests in the Company (the “Series A CRA Shares”), the Special Preferred Voting Shares of beneficial interests in the Company (the “Special Preferred Shares”) and the Special Series A Shares of beneficial interests in the Company (the “Special Shares” and, together with the Common Shares, the CRA Shares, the Series A CRA Shares and the Special Preferred Shares, the “Existing Shares”), and of any other shares of beneficial interest of the Company ranking junior to the Series B Shares, shall be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, quarterly distributions payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Distribution Payment Date”), commencing on the first Quarterly Distribution Payment Date after the first issuance of Series B Share or a fraction of a Series B Share, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 or (ii) subject to the provision for adjustment hereinafter set forth, 1,000,000 times the aggregate per share amount of all cash distributions, and 1,000,000 times the aggregate per share amount (payable in kind) of all non-cash distributions, other than a distribution payable in shares of Existing Shares or a subdivision of the outstanding shares of Existing Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Quarterly Distribution Payment Date or, with respect to the first Quarterly Distribution Payment Date, since the first issuance of any Series B Share or fraction of a Series B Share. In the event the Company shall at any time declare or pay any distribution on the Existing Shares payable in Existing Shares (by reclassification or otherwise than by payment of a distribution on the shares of Existing Shares) into a greater or lesser number of Existing Shares, then in each such case the amount to which holder of Series B Shares were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be appropriately adjusted.
b.	The Company shall declare a distribution on the Series B Shares as provided in paragraph (a) of this Section 2 immediately after it declares a distribution on the Existing Shares (other than a distribution payable in Existing Shares); provided that, in the event no distribution shall have been declared on Existing Shares during the period between any Quarterly Distribution Payment Date and the next subsequent Quarterly Distribution Payment Date, a distribution of $1.00 per share on the Series B Shares shall nevertheless be payable on such subsequent Quarterly Distribution Payment Date.
c.	Distributions shall begin to accrue and be cumulative on outstanding Series B Shares from the Quarterly Distribution Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Distribution Payment Date or is a date after the record date for the determination of holders of Series B Shares entitled to receive a quarterly distribution and before such Quarterly Distribution Payment Date, in either of which events such distributions shall begin to accrue and be cumulative from such Quarterly Payment Date. Accrued but unpaid distributions shall not bear interest. Distributions paid on the Series B Shares in an amount less than the total amount of such distributions at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of Series B Shares entitled to receive a payment of a distribution declared thereon, which record date shall not be more than sixty (60) days prior to the date fixed for the payment thereof.
3.	Voting Rights. The holder of Series B Shares shall have the following voting rights:
a.	Subject to the provision for adjustment hereinafter set forth, each Series B Share shall entitle the holder to 1,000,000 votes on all matters submitted to a vote of the shareholders of the Company. In the event the Company shall at any time declare or pay any distribution on the Existing Shares payable in Existing Shares, or effect a subdivision, combination or consolidation of the outstanding Existing Shares (by reclassification or otherwise than by payment of a distribution in Existing Shares) into a greater or lesser number of Existing Shares, then in each such case the number of votes per share to which holders of Series B Shares were entitled immediately prior to such event shall be appropriately adjusted.
b.	Except as otherwise provided herein, in any other Certificate of Designations creating a series of shares of the Company, or by law, the holders of Series B Shares and the holders of Existing Shares and any other shares of beneficial interest in the Company having general voting rights shall vote together as one single class on all matters submitted to a vote of shareholders of the Company.
c.	Except as set forth herein, or as otherwise provided by law, holders of Series B Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Existing Shares as set forth herein) for taking any trust action.
d.	If, at the time of any annual meeting of shareholders for the election of members of the Board, the equivalent of six quarterly distributions (whether or not consecutive) payable on any Series B Share or Series B Shares are in default, the number of members of the Board constituting the Board shall be increased by two. In addition to voting together with the holders of Existing Shares for the election of the other members of the Board, the holders of record of a majority of the Series B Shares, voting separately as a class to the exclusion of the holders of Existing Shares, shall be entitled at such meeting of shareholders (and at each subsequent annual meeting of shareholders), unless all distributions in arrears on the Series B Shares have been paid or declared and set apart for payment prior thereto, to nominate and vote for the election of two members of the Board, the holders of any Series B Shares being entitled to cast a number of votes per Series B Share as is specified in paragraph (a) of this Section 3. Each such additional member of the Board shall serve until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section 3(d). Until the default in payment of all distributions which permitted the election of said members of the Board shall cease to exist, any member of the Board who shall have been so elected pursuant to the provisions of this Section 3(d) may be removed at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the Series B Shares, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of Series B Shares shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of distributions. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected members of the Board pursuant to said special voting rights shall forthwith terminate, and the number of members of the Board constituting the Board shall be reduced by two. The voting rights granted by this Section 3(d) shall be in addition to any other voting rights granted to the holders of Series B Shares in this Section 3.
4.	Certain Restrictions.
a.	Whenever quarterly distributions or other distributions payable on the Series B Shares as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid distributions, whether or not declared, on Series B Shares outstanding shall have been paid in full, the Company shall not:
i.	declare or pay distributions, or make any other distributions, on any shares ranking junior (either as to distributions or upon liquidation, dissolution or winding up) to the Series B Shares;
ii.	declare or pay distributions, or make any other distributions, on any shares ranking on a parity (either as to distributions or upon liquidation, dissolution or winding up) with the Series B Shares, except distributions paid ratably on the Series B Shares and all such parity shares on which distributions are payable or in arrears in proportion to the total amounts to which the holders of all such share are then entitled;
iii.	redeem or purchase or otherwise acquire for consideration any shares ranking junior (either as to distributions or upon liquidation, dissolution or winding up) to the Series B Shares, provided that the Company may at any time redeem, purchase or otherwise acquire any such junior shares in exchange for any shares of the Company ranking junior (both as to distributions and upon dissolution, liquidation or winding up) to the Series B Shares; or
iv.	redeem or purchase or otherwise acquire for consideration any Series B Shares, or any shares ranking on a parity with the Series B Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon terms as the Board, after consideration of the respective annual distribution rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
b.	The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any share of beneficial interest in the Company unless the Company could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
5.	Reacquired Shares. Any Series B Shares purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized and may be reissued subject to the conditions and restrictions on issuance set forth herein, in the Trust Agreement or in any other Certificate of Designations creating a series of shares of the Company or as otherwise required by law.
6.	Liquidation, Dissolution or Winding Up.
a.	Upon any liquidation, dissolution or winding up of the Company, voluntary or otherwise no distribution shall be made:
i.	to the holders of shares ranking junior (either as to distributions or upon liquidation, dissolution or winding up) to the Series B Shares unless, prior thereto, the holders of Series B Shares shall have received an amount per share (the “Series A Liquidation Preference”) equal to $10.00 per share, plus an amount equal to accrued and unpaid distributions thereon, whether or not declared, to the date of such payment, provided that the holders of Series B Shares shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000,000 times the aggregate amount to be distributed per share to holders of Common Shares, or
ii.	to the holders of shares ranking on parity (either as to distributions or upon liquidation, dissolution or winding up) with the Series B Shares, except distributions made ratably on the Series B Shares and all such parity shares in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.
b.	In the event the Company shall at any time declare or pay any distribution on the Existing Shares payable in Existing Shares, or effect a subdivision, combination or consolidation of the outstanding Existing Shares (by reclassification or otherwise than by payment of a distribution in Existing Shares) into a greater or lesser number of Existing Shares, then in each such case the aggregate amount to which holders of Series B Shares were entitled immediately prior to such event under the proviso in clause (i) above shall be appropriately adjusted.
c.	In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other classes and series of shares of beneficial interest in the Company, if any, that rank of a parity with the Series B Shares in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series B Shares and the holders of such parity shares in proportion to their respective liquidation preferences.
d.	Neither the merger or consolidation of the Company into or with another entity nor the merger or consolidation of another entity into or with the Company shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 6.
7.	Consolidation, Merger, Etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the Existing Shares are exchanged for or changed into other shares or securities, cash and/or any other property, then in any such case each

Series B Share shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth equal to 1,000,000 times the aggregate amount of shares, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. In the event the Company shall at any time declare or pay any distribution on the Existing Shares payable in Existing Shares, or effect a subdivision, combination or consolidation of the outstanding Existing Shares (by reclassification or otherwise than by payment of a distribution in Existing Shares) into a greater or lesser number of Existing Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series B Shares shall be appropriately adjusted.
8.	No Redemption. The Series B Shares shall not be redeemable by the Company.
9.	Rank. The Series B Shares shall rank, with respect to the payment of distributions and the distribution of assets upon liquidation, dissolution or winding up, junior to all series of any other class of the Company’s shares (other than the Existing Shares), except to the extent that any such series specifically provided that it shall rank on a parity with or junior to the Series B Shares.
10.	Amendment. At any time share of Series B Shares are outstanding, this Certificate of Designation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Shares so as to affect them adversely without the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series B Shares, voting separately as a single class.
11.	Fractional Shares. Series B Shares may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive distributions, participate in distributions and to have the benefit of all other rights of holders of Series B Shares.
12.	Governing Law. This Certificate of Designation shall be interpreted in accordance with the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by such laws.
13.	Severability of Provisions. Each provision of this Certificate of Designation shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Certificate of Designation which are valid, enforceable and legal.
14.	Certificates.
a.	Each Series B Share shall be represented by a certificate (a “Series B Share Certificate”) and each such Series B Share Certificate shall include a statement that requires the Company to furnish to any holder of Series B Shares upon written request and without charge, a full statement of (i) any restrictions, limitations, preferences or redemption provisions concerning the Series B Shares and (ii) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations to distributions, and other qualifications and terms and conditions of redemption of such Series B Shares and the authority of the Board to set the relative rights and preferences of subsequent series of Series B Shares.
b.	Notwithstanding any provision of the Trust Agreement or the Fifth Amended and Restated Bylaws of the Company (as amended, the “Company Bylaws”) to the contrary, a Series B Share Certificate shall be validly issued upon the manual signature of (a) the Chief Execute Officer of the Company (the “CEO”) or (b) any one or more of the Managing Trustees. Such a Series B Share Certificate need not be countersigned and registered by the Company’s transfer agent and/or registrar. The CEO or the Managing Trustees, acting individually or collectively, shall execute and deliver each Series B Share Certificate substantially in the form attached hereto as Exhibit A, together with such modifications thereto as such CEO, Managing Trustee or Managing Trustees shall approve (notwithstanding any other provisions of the Trust Agreement or Company Bylaws but subject to the requirements sets forth in this Certificate of Designation), such approval to be conclusively, but not exclusively, evidenced by the execution and delivery thereof by such CEO, Managing Trustee or Managing Trustees. To the extent that this Section 14(b) is inconsistent with the Company Bylaws, in accordance with Article XIV of the Company Bylaws, the Company Bylaws (including Article VII thereof) shall be deemed amended for the limited purposes set forth in this Section 14(b).
[Signature Page Follows]

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Company by the undersigned this 5th day of March, 2010.

CENTERLINE HOLDING COMPANY
By:
Name:
Title:

EXHIBIT B

Summary of Rights

[EXHIBIT B — SUMMARY OF RIGHTS]
SUMMARY OF RIGHTS
TO PURCHASE SERIES B SHARES
On March 5, 2010, the board of trustees (the “Board”) of Centerline Holding Company, a Delaware statutory trust (the “Company”), delegated to the Rights Plan Evaluation Committee (the “Committee”) a distribution of one Series B Special Share purchase right (a “Right”) for each Common Share (the “Common Shares”), Convertible Community Reinvestment Act Preferred Share (the “CRA Shares”), Series A Convertible Community Reinvestment Act Preferred Shares (the “Series A CRA Shares”), Special Preferred Voting Shares (the “Special Preferred Shares”), and 15 Rights for each Special Series A Share (the “Special Shares” and, together with the Common Shares, the CRA Shares, the Series A CRA Shares and the Special Preferred Shares, the “Existing Shares”) of the Company outstanding at the close of business on or after the date of the Committee’s resolution approving the distribution. The Committee has declared such distribution in respect of all such shares as of March [•], 2010 (the “Record Date”).
As long as the Rights are attached to the Existing Shares, the Company will issue one Right (subject to adjustment) with each new Common Share, CRA Share, Series A CRA Share and Special Preferred Share, and 15 Rights with each new Special Share issued prior to the Distribution Date or the Expiration Date (as defined below) so that all such shares will have attached Rights. When exercisable, each Right will entitle the registered holder to purchase from the Company one one-millionth of a Series B Special Share (the “Series B Shares”) at a price of $0.66 per one one-millionth of a Series B Share, subject to adjustment (the “Purchase Price”). The description and terms of the Rights are set forth in a Tax Benefits Preservation Plan, dated as of March 5, 2010, as the same may be amended from time to time (the “Agreement”), between the Company and Computershare Trust Company, N.A., a federally chartered trust company (the “Rights Agent”).
By adopting the Agreement, the Board is seeking to protect the Company’s ability to carry forward its net operating losses and certain other tax attributes (collectively, the “NOLs”). The Company has experienced and may continue to experience substantial net operating losses, and for federal and state income tax purposes, the Company may “carry forward” net operating losses in certain circumstances to offset current and future taxable income, which will reduce federal and state income tax liability, subject to certain requirements and restrictions.
These federal and state NOLs can be a valuable asset of the Company, which may inure to the benefit of the Company and it shareholders. However, if the Company experiences an “ownership change”, as defined in Section 382 of the Internal Revenue Code, as amended (the “Code”), its ability to use the NOLs could be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which would significantly impair the value of the Company’s NOL asset.
Generally, an “ownership change” occurs if the percentage of the shares of beneficial interest in the Company (i.e., the Existing Shares) owned by one or more “five percent shareholders”

increases by more than fifty percentage points over the lowest percentage of shares of beneficial interest owned by such shareholder at any time during the prior three-year period or, if sooner, since the last “ownership change” experienced by the Company. Therefore, an NOL rights agreement with a 5% “trigger” threshold is intended to act as a deterrent to any person or entity acquiring 5% or more of the outstanding Existing Shares without the prior approval of the Board. This would protect the Company’s NOL asset because changes in ownership by a person or entity owning less than 5% of the Existing Shares are not included in the calculation of “ownership change” for purposes of Section 382 of the Code.
Until the earlier to occur of (i) the tenth business day following a public announcement that a person, entity or group of affiliated or associated persons or entities has become a Five Percent (5%) Shareholder (as defined in the Agreement) (an “Acquiring Person”) or (ii) ten business days (or such later date as may be determined by action of the Board prior to such time as any person, entity or group of affiliated persons or entities becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in a Person becoming an Acquiring Person (the earlier of (i) and (ii) being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the certificates evidencing Existing Shares outstanding as of the Record Date, by such certificate (or, with respect to any Existing Shares held in book entry form, by notation in book entry) together with a copy of this Summary of Rights.
The Agreement provides that any person or entity who otherwise would be a Five Percent 5(%) Shareholder on the date the Agreement was adopted, together with any affiliates and associates of that person or entity (each an “Existing Holder”), shall not be deemed to be an “Acquiring Person” for purposes of the Agreement unless such holder increases its “Percentage Stock Ownership” by more than one-quarter of one percentage point over such holder’s lowest Percentage Stock Ownership on or after the consummation of the relevant transaction, subject to certain exceptions for increases due to repurchases or redemptions, stock dividends, stock splits and the like. The Agreement includes a procedure whereby the Board will consider requests to exempt certain proposed acquisitions of Existing Shares from the applicable ownership trigger if the Board determines that the requested acquisition will not jeopardize or endanger the availability of the NOLs to the Company.
The Agreement provides that until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the Rights will be transferred with and only with the Existing Shares. Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), certificates for new Existing Shares (and Ownership Statements in respect of uncertificated shares) issued after the close of business on the Record Date upon transfer or new issuance of the Existing Shares will contain a notation incorporating the Agreement by reference. Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the surrender for transfer of any certificates for Existing Shares or any book entry shares, with or without such notation, notice or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the Existing Shares represented by such certificate or uncertificated shares.

As soon as practicable following the Distribution Date, separate certificates evidencing Rights (the “Right Certificates”) will be mailed to the holders of record of Existing Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.
The Rights are not exercisable until the Distribution Date. The Rights will expire thirty six (36) months and one day after the date of the Agreement (the “Final Expiration Date”), subject to the Company’s right to extend such date, unless earlier redeemed or exchanged by the Company or terminated.
Each Series B Share purchasable upon the exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly distribution payment of the greater of (a) $1.00 per share, or (b) an aggregate distribution of 1,000,000 times the distribution, if any, declared per Common Share. In the event of liquidation, dissolution or winding up of the Company, the holders of Series B Shares will be entitled to a minimum preferential liquidation payment of $10.00 per share (plus any accrued but unpaid distributions), provided that such holders of Series B Shares will be entitled to an aggregate payment of 1,000,000 times the payment made per Common Share. Each Series B Share will have 1,000,000 votes and will vote together with the shares of beneficial interest of the Company. Finally, in the event of any merger, consolidation or other transaction in which shares of beneficial interest are exchanged, each Series B Share will be entitled to receive 1,000,000 times the amount received per Common Share. Series B Shares will not be redeemable. These rights are protected by customary antidilution provisions. Because of the nature of the Series B Share’s distribution, liquidation and voting rights, the value of one one-millionth of a Series B Share purchasable upon exercise of each Right should approximate the value of one Common Share.
The Purchase Price payable, and the number of Series B Shares or other shares of beneficial interest in the Company or property of the Company issuable, upon the exercise of the Rights are subject to adjustment from time to time to prevent dilution.
In general, at any time after a person or entity becomes an Acquiring Person, the Board may cause the Company to exchange the Rights (other than Rights owned by an Acquiring Person which will have become void), in whole or in part, for Series B Shares (or Common Shares or Special Shares) at an exchange rate of one one-millionth of a Series B Share (subject to adjustment) for each Right.
No adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Series B Shares or Existing Shares will be issued (other than fractions of Series B Shares which are integral multiples of one one-millionth of a Series B Share, which may, at the election of the Company, be evidenced by depository receipts), and in lieu thereof, a payment in cash will be made based on the market price of the Series B Shares or Existing Shares on the last trading date prior to the date of exercise.
The Rights may be redeemed in whole, but not in part, at a price of $0.00001 per Right (the “Redemption Price”) by the Board at any time prior to the time that an Acquiring Person has become such. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company beyond those as an existing shareholder, including, without limitation, the right to vote or to receive distribution.
Any of the provisions of the Agreement may be amended by the Board for so long as the Right are then redeemable, and after the Rights are no longer redeemable, the Company may amend or supplement the Agreement in any manner that does not adversely affect, in any material way, the interests of the holders of the Rights (other than an Acquiring Person or an affiliate or associate of an Acquiring Person).
A copy of the Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K. A copy of the Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is incorporated herein by reference.

EXHIBIT C

Form of Right Certificate

[EXHIBIT C — FORM OF RIGHT CERTIFICATE]

Certificate No. R-[•]	[•] Rights
NOT EXERCISABLE AFTER MARCH 6, 2013 OR EARLIER IF NOTICE OF REDEMPTION OR EXCHANGE IS GIVEN OR UNDER CERTAIN OTHER CIRCUMSTANCES SET FORTH IN THE AGREEMENT. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.0001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY OR TRANSFERRED TO AN ACQUIRING PERSON (AS DEFINED IN THE AGREEMENT), OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS, WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.
RIGHT CERTIFICATE OF
CENTERLINE HOLDING COMPANY
This Right Certificate (this “Certificate”) certifies that [•] is the registered owner (the “Owner”) of the number of Series B Share purchase rights (the “Rights”) set forth above, each of which entitles the Owner, subject to terms, provisions and conditions of the Tax Benefits Preservation Plan, dated as of March 5, 2010, as the same may be amended from time to time (the “Agreement”), between Centerline Holding Company, a Delaware statutory trust (the “Company”) and Computershare Trust Company, N.A., a federally chartered trust company (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as defined in the Agreement) and prior to the Expiration Date (as defined in the Agreement), at the offices of the Rights Agent, or its successors as Rights Agent, designated for such purpose, one one-millionth of a fully paid, nonassessable Series B Special Share (the “Series B Shares”) of the Company at a purchase price of $[•] per one one-millionth of a Series B Share, subject to adjustment in accordance with the Agreement (the “Purchase Price”), upon presentation and surrender of this Certificate with the “Form of Election to Purchase” attached hereto as Annex I and the “Certification” attached hereto as Annex II duly executed. The number of Rights evidenced by this Certificate (and the number of one one-millionths of a Series B Share which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of [•] based on the Series B

Shares as constituted at such date. As provided in the Agreement, the Purchase Price and the number of Series B Shares which may be purchased upon the exercise of the Rights evidenced by this Certificate are subject to modification and adjustment upon the happening of certain events.
This Certificate also evidences certain Rights as set forth in the Agreement, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. The Company will mail to the holder of this Certificate a copy of the Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances, as set forth in the Agreement, such Rights may be evidenced by separate certificate instead of by this Certificate and may be redeemed or exchanged or may expire.
As set forth in the Agreement, Rights issued or transferred to, or beneficially owned by, any Person who is, was or becomes an Acquiring Person (as such terms are defined in the Agreement), whether currently beneficially owned by or on behalf of such Person or by any subsequent holder, may be null and void.
This Certificate is subject to all of the terms, provisions and conditions of the Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which reference is hereby made for a full description of the rights, limitations (including transfer limitations), obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Certificates. Copies of the Agreement are on file at the principal offices of the Company and the Rights Agent.
This Certificate, with or without other Certificates, upon presentation and surrender of this Certificate with the “Form of Assignment” attached hereto as Annex III and the “Certification” attached hereto as Annex IV duly executed, may be exchanged for another Certificate or Certificates of like tenor and date evidencing Rights entitling the holder to purchase an aggregate number of one one-millionths of a Series B Share as the Rights evidenced by the Certificate or Certificates surrendered shall have entitled such holder to purchase. If this Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Certificate or Certificates for the number of whole Rights not exercised.
Subject to the provisions of the Agreement, the board of trustees of the Company (the “Board”) may, at its option, (i) redeem the Rights evidenced by this Certificate at a redemption price of $0.00001 per Right or (ii) exchange Series B Shares, Common Shares or Special Shares (as defined in the Agreement) for the Rights evidenced by this Certificate, in whole or in part, subject to and in accordance with the terms of the Agreement.
No fractional Series B Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions of Series B Shares which are integral multiples of one one-millionth of a Series B Share, which may, at the election of the Company, be evidenced by depository receipts), but in lieu thereof a cash payment will be made, as provided in the Agreement.

No holder of this Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Series B Shares or any other shares of beneficial interest of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of members of the Board or upon any matter submitted to the shareholders at any meeting thereof, or to give or withhold consent to any trust action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Certificate shall have been exercised as provided in the Agreement.
If any term, provision, covenant or restriction of the Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of the Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
This Certificate shall not be valid or binding for any purpose until it shall have been countersigned by the Rights Agent.
This Certificate shall be governed and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Rights Agent have caused this Certificate to be signed by their proper officers this [•] day of [•], 20[•].

CENTERLINE HOLDING COMPANY
By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A.
By:
Name:
Title:

ANNEX I — FORM OF ELECTION TO PURCHASE
To Centerline Holding Company:
The undersigned hereby irrevocably elects to exercise [•] Rights represented by this Certificate to purchased the Series B Shares issuable upon the exercise of such Rights (or other shares of beneficial interest of the Company, property of the Company or any securities or property of any other Person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of:

(Please print name)

(Please print address)
If such number of Rights shall not be all the Rights evidenced by this Certificate, a new Certificate for the balance remaining of such Rights shall be registered in the name of an delivered to:

(Please print social security or other identifying number)

(Please print name)

(Please print address)

Dated: [•]
Signature Guaranteed by1:

[Name of Undersigned]	[Name of Guarantor]

By:	By:
Name:	Name:
Title:	Title:

[1]	Signatures must be guaranteed by an “eligible guarantor institution” as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

ANNEX II — CERTIFICATION RE: ELECTION TO PURCHASE
The undersigned hereby certifies that:
1. the Rights evidenced by this Certificate are not Beneficially Owned (as defined in the Agreement) and are not being assigned to an Acquiring Person (as defined in the Agreement) or an Affiliate or an Associate (each as defined in the Agreement) thereof; and
2. after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Certificate from any person or entity who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof.
Dated: [•]
[Name of Undersigned]

By:
Name:
Title:
NOTICE
The signature in the foregoing Form of Election to Purchase must conform to the name as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatsoever.
In the event the certification set forth above in the Form of Election to Purchase is not completed, the Company will deem the Beneficial Owner of the Rights evidenced by this Certificate to be an Acquiring Person or an Affiliate or Associate thereof and such Election to Purchase will not be honored.

ANNEX III — FORM OF ASSIGNMENT
FOR VALUE RECEIVED, [•] hereby sells, assigns and transfers unto

(Please print name of assignee)

(Please print address of assignee)
the Rights evidenced by this Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint [•], as attorney, to transfer the Certificate on the books of the Company, with full power of substitution.
Dated: [•]
[Name of Assignor]

By:
Name:
Title:

Signature Guaranteed By2:

[Name of Guarantor]

By:
Name:
Title:

[2]	Signatures must be guaranteed by an “eligible guarantor institution” as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

ANNEX IV — CERTIFICATION RE: ASSIGNMENT
The undersigned hereby certifies that:
1. the Rights evidenced by this Certificate are not Beneficially Owned (as defined in the Agreement) and are not being assigned to an Acquiring Person (as defined in the Agreement) or an Affiliate or an Associate (each as defined in the Agreement) thereof; and
2. after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Certificate from any person or entity who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof.
Dated: [•]
[Name of Undersigned]

By:
Name:
Title: